KEYCORP REPORTS FOURTH QUARTER 2025 NET INCOME OF $474 MILLION,
OR $.43 PER DILUTED COMMON SHARE

Revenue of $2.0 billion; Record full year revenue of $7.5 billion, up 16% year-over-year adjusted for selected items(a),(b)

Pre-provision net revenue(b) increased $46 million quarter-over-quarter; Full year pre-provision net revenue increased 44% year-over-year adjusted for selected items(a),(b)

Net interest income increased 3% quarter-over-quarter, and net interest margin of 2.82% increased 7 bps

Nonperforming assets decreased 6% quarter-over-quarter; Net charge-offs decreased 3 bps to 39 bps

Common Equity Tier 1 ratio of 11.7%(c); Repurchased $200 million of common shares during the quarter

    CLEVELAND, January 20, 2026 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $474 million, or $.43 per diluted common share, or adjusted net income of $458 million, or $.41 per diluted common share(b), for the fourth quarter of 2025. The fourth quarter of 2025 included a $16 million after-tax benefit related to the updated FDIC special assessment(a). For the third quarter of 2025, net income from continuing operations attributable to Key common shareholders was $454 million, or $.41 per diluted common share, or adjusted net income of $450 million, or $.41 per diluted common share(b). For the fourth quarter of 2024, KeyCorp reported a net loss from continuing operations attributable to Key common shareholders of $(279) million, or $(.28) per diluted common share, or adjusted net income of $378 million, or $.38 per diluted common share(b). Included in the fourth quarter of 2024 are after-tax charges of $(657) million, or $(.66) per diluted common share, related to the loss on the sale of securities(a), a $2 million after-tax charge related to the Scotiabank investment agreement valuation(a), and a $2 million after-tax benefit related to the updated FDIC special assessment(a).
Comments from Chairman and CEO, Chris Gorman
"Our strong fourth quarter and full-year results demonstrate the consistent and significant progress we are making on our path to achieving sustainable mid-to-high teens returns on tangible common equity. Fourth quarter revenue exceeded $2 billion, and full year revenue was a record, up 16% year-over-year(b). Full year results met or exceeded each of the financial targets we communicated at the beginning of the year. During the year, we generated approximately 1,200 basis points of adjusted operating leverage(b) and 280 basis points of adjusted fee-based operating leverage(b). Tangible book value per share grew 3% sequentially and 18% year-over-year.

In addition to driving greater return on capital, we remain committed to the return of capital. To this end, we resumed share repurchases at an accelerated pace, buying back $200 million of common shares in the fourth quarter while maintaining peer-leading capital ratios. Given our excess capital position and meaningful capital generation capabilities, we are well positioned to further increase our return of capital to our shareholders in 2026.

Looking forward, I am confident that we will deliver another year of strong organic revenue and earnings growth. Our strategic investments - particularly in front-line bankers and technology - continue to fuel organic growth and enhance our ability to deliver best-in-class capabilities and service to our clients. Business momentum remains strong. Assets under management reached a record $70 billion. Investment banking and debt placement fees recorded the second-best annual performance in our history, and pipelines remain elevated.

I am incredibly proud of our results, our continued momentum, and most importantly, the talented teammates behind our success. This morning, we announced changes to the composition of our Board which reflect strong leadership that will drive the next phase of value creation for Key. I remain confident that our focus, resilience, and dedication will continue to deliver value to the stakeholders we serve – our shareholders, our clients, and our communities.”

(a) See table on page 25 for more information on Selected Items Impact on Earnings.
(b) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to "adjusted revenue", "pre-provision net revenue", "adjusted pre-provision net revenue", "adjusted noninterest income", "adjusted noninterest expense", "adjusted total operating leverage”, "adjusted fee-based operating leverage”, "adjusted net income”, and “adjusted earnings per share". The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c) December 31, 2025 ratio is estimated

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Selected Financial Highlights

Dollars in millions, except per share data							Change 4Q25 vs.
	4Q25		3Q25		4Q24		3Q25	4Q24
Income (loss) from continuing operations attributable to Key common shareholders	$474		$454		$(279)		4.4% %	N/M
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.43		.41		(.28)		4.9	N/M
Book value at period end	16.27		15.86		14.21		2.6	14.5% %
Return on average tangible common equity from continuing operations (a)	12.43%	%	12.51%	%	(9.69)%	%	(8) bps	N/M
Return on average total assets from continuing operations	1.08		1.04		(.52)		4	160 bps
Common Equity Tier 1 ratio (b)	11.7		11.8		11.9		(10)	(20)
Net interest margin (TE) from continuing operations	2.82		2.75		2.41		7	41

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)December 31, 2025 ratio is estimated.
TE = Taxable Equivalent, N/M = Not Meaningful

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Net interest income (TE)	$1,223	$1,193	$1,061	2.5%	%	15.3%	%
Noninterest income	782	702	(196)	11.4		N/M
Total revenue (TE)	$2,005	$1,895	$865	5.8%	%	131.8%	%

TE = Taxable Equivalent, N/M = Not Meaningful

Taxable-equivalent net interest income was $1.22 billion for the fourth quarter of 2025 and the net interest margin was 2.82%. Compared to the fourth quarter of 2024, net interest income increased by $162 million, and the net interest margin increased by 41 basis points. These increases primarily reflect lower deposit costs, the reinvestment of proceeds from maturing low-yielding investment securities, swaps and fixed-rate loans into higher-yielding investments, and the repositioning of the available-for-sale portfolio during the fourth quarter of 2024. Additionally, the balance sheet composition shifted to reflect a more favorable mix of higher-yielding commercial and industrial loans and an improved funding mix as lower-cost deposits increased while wholesale borrowings declined. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets.

Compared to the third quarter of 2025, taxable-equivalent net interest income increased by $30 million, and the net interest margin increased by 7 basis points. These increases were driven by lower deposit costs, an improved funding mix as lower-cost deposit balances increased while wholesale borrowings declined, and a shift in the balance sheet composition to a more favorable mix of higher-yielding commercial and industrial loans. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Noninterest Income

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Trust and investment services income	$156	$150	$142	4.0% %	9.9% %
Investment banking and debt placement fees	243	184	221	32.1	10.0
Cards and payments income	84	86	85	(2.3)	(1.2)
Service charges on deposit accounts	78	75	65	4.0	20.0
Corporate services income	81	72	69	12.5	17.4
Commercial mortgage servicing fees	68	73	68	(6.8)	—
Corporate-owned life insurance income	40	35	36	14.3	11.1
Consumer mortgage income	16	14	16	14.3	—
Operating lease income and other leasing gains	9	11	15	(18.2)	(40.0)
Other income	7	8	(5)	(12.5)	N/M
Net securities gains (losses)	—	(6)	(908)	N/M	N/M
Total noninterest income	$782	$702	$(196)	11.4% %	N/M

N/M = Not Meaningful

Compared to the fourth quarter of 2024, noninterest income increased by $978 million. The increase was primarily driven by the impact of a $915 million loss on the sale of securities as part of the strategic repositioning of the portfolio in the fourth quarter of 2024. Adjusted noninterest income(a) grew 8% primarily driven by a $22 million increase in investment banking and debt placement fees, a $12 million increase in corporate services income, and continued momentum in trust and investment services and commercial payments.

Compared to the third quarter of 2025, noninterest income increased by $80 million. The increase was driven by a $59 million increase in investment banking and debt placement fees reflective of higher merger and acquisition advisory fees as well as commercial debt placement fees, a $9 million increase in corporate services income, and a $6 million increase in trust and investment services income.

Noninterest Expense

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Personnel expense	$790	$742	$734	6.5%	%	7.6%	%
Net occupancy	69	65	67	6.2		3.0
Computer processing	106	105	107	1.0		(.9)
Business services and professional fees	61	44	55	38.6		10.9
Equipment	22	20	20	10.0		10.0
Operating lease expense	8	9	15	(11.1)		(46.7)
Marketing	28	22	33	27.3		(15.2)
Other expense	157	170	198	(7.6)		(20.7)
Total noninterest expense	$1,241	$1,177	$1,229	5.4%	%	1.0%	%

Compared to the fourth quarter of 2024, noninterest expense increased by $12 million. The increase was predominantly driven by a $56 million increase in personnel expense primarily related to incentive compensation associated with noninterest income growth, continued investments in people, and employee benefits. These were partially offset by a decrease in other expense related to a $21 million benefit associated with the updated FDIC special assessment.

    Compared to the third quarter of 2025, noninterest expense increased by $64 million. The increase was predominantly driven by a $48 million increase in personnel expense, primarily related to incentive compensation associated with noninterest income growth, seasonally higher employee benefits, and continued investments in people. Business services and professional fees increased by $17 million due to technology-related investments and seasonality. These were partially offset by a decrease in other expense related to a $21 million benefit associated with the updated FDIC special assessment.

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations related to "adjusted noninterest income". The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Commercial and industrial (a)	$57,541	$56,571	$52,887	1.7%	%	8.8%	%
Other commercial loans	18,497	18,826	19,202	(1.7)		(3.7)
Total consumer loans	30,278	30,830	32,622	(1.8)		(7.2)
Total loans	$106,316	$106,227	$104,711	0.1%	%	1.5%	%

(a)Commercial and industrial average loan balances include $211 million, $214 million, and $216 million of assets from commercial credit cards at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

Average loans were $106.3 billion for the fourth quarter of 2025, an increase of $1.6 billion compared to the fourth quarter of 2024. Average commercial loans increased by $3.9 billion, primarily driven by a $4.7 billion increase in commercial and industrial loans, partially offset by modest reduction in commercial real estate loans. Average consumer loans declined by $2.3 billion, reflective of the intentional run-off of low-yielding loans, primarily consumer mortgages.

Compared to the third quarter of 2025, average loans increased by $89 million. Average commercial loans increased $641 million, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $552 million, reflective of the intentional run-off of low-yielding loans.

Average Deposits

Dollars in millions							Change 4Q25 vs.
	4Q25		3Q25		4Q24		3Q25		4Q24
Non-time deposits	$136,853		$135,135		$132,092		1.3%	%	3.6%	%
Time deposits	13,857		15,239		17,641		(9.1)		(21.5)
Total deposits	$150,710		$150,374		$149,733		.2%	%	.7%	%

Cost of total deposits	1.81%	%	1.97%	%	2.18%	%	(16) bps		(37) bps

    Average deposits totaled $150.7 billion for the fourth quarter of 2025, an increase of $977 million compared to the year-ago quarter, reflecting growth in commercial deposits.

Compared to the third quarter of 2025, average deposits increased by $336 million, driven by higher commercial client balances which offset a $1.3 billion decline in brokered CDs. The rate paid on interest-bearing deposits declined by 20 basis points, and the overall cost of deposits declined by 16 basis points to 1.81%.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

ASSET QUALITY

Dollars in millions							Change 4Q25 vs.
	4Q25		3Q25		4Q24		3Q25	4Q24
Net loan charge-offs	$104		$114		$114		(8.8)% %	(8.8)% %
Net loan charge-offs to average total loans	.39%	%	.42%	%	.43%	%	(3) bps	(4) bps
Nonperforming loans at period end	$615		$658		$758		(6.5)% %	(18.9)% %
Nonperforming assets at period end	627		668		772		(6.1)	(18.8)
Allowance for loan and lease losses	1,427		1,444		1,409		(1.2)	1.3
Allowance for credit losses	1,740		1,736		1,699		0.2	2.4
Provision for credit losses	108		107		39		0.9	N/M

Allowance for loan and lease losses to nonperforming loans	232%	%	219%	%	186%	%	N/M	N/M
Allowance for credit losses to nonperforming loans	283		264		224		N/M	N/M

N/M = Not Meaningful

    Net loan charge-offs for the fourth quarter of 2025 totaled $104 million, or 0.39% of average total loans. These results compare to $114 million, or 0.43%, for the fourth quarter of 2024 and $114 million, or 0.42%, for the third quarter of 2025.

Key’s allowance for credit losses was $1.7 billion, or 1.63% of total period-end loans at December 31, 2025, compared to 1.63% at December 31, 2024, and 1.64% at September 30, 2025. A relatively stable reserve build of $4 million during the fourth quarter of 2025 was the result of the net impact of improving credit quality trends and resilient economic forecasts offset by growth in unfunded commitments.

    At December 31, 2025, Key’s nonperforming loans totaled $615 million, which represented 0.58% of period-end portfolio loans. These results compare to 0.73% at December 31, 2024, and 0.62% at September 30, 2025. Nonperforming assets at December 31, 2025, totaled $627 million, and represented 0.59% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.74% at December 31, 2024, and 0.63% at September 30, 2025.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2025.

Capital Ratios

	12/31/2025		9/30/2025		12/31/2024
Common Equity Tier 1 (a)	11.7%	%	11.8%	%	11.9%	%
Tier 1 risk-based capital (a)	13.4		13.5		13.7
Total risk-based capital (a)	15.6		15.8		16.2
Tangible common equity to tangible assets (b)	8.4		8.1		7.0
Leverage (a)	10.5		10.4		10.0

(a)December 31, 2025 ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the fourth quarter of 2025. As shown in the preceding table, at December 31, 2025, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.7% and 13.4%, respectively.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Summary of Changes in Common Shares Outstanding

In thousands				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25	4Q24
Shares outstanding at beginning of period	1,112,952	1,112,453	991,251	—	12.3% %
Share repurchases	(11,109)	—	—	N/M	N/M
Shares issued under employee compensation plans (net of cancellations and returns)	558	499	493	11.8% %	13.2
Shares issued under Scotiabank investment agreement	—	—	115,042	—	N/M
Shares outstanding at end of period	1,102,401	1,112,952	1,106,786	(.9)% %	(.4)% %

N/M = Not Meaningful

    During the fourth quarter of 2025, Key declared a dividend of $.205 per common share. The reduction in share count was driven by $200 million of common shares repurchased.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Revenue from continuing operations (TE)
Consumer Bank	$948	$935	$865	1.4%	%	9.6%	%
Commercial Bank	1,109	1,014	1,001	9.4		10.8
Other (a)	(52)	(54)	(1,001)	3.7		94.8
Total	$2,005	$1,895	$865	5.8%	%	131.8%	%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$137	$152	$83	(9.9)%	%	65.1%	%
Commercial Bank	410	367	381	11.7		7.6
Other (a)	(38)	(29)	(708)	(31.0)		94.6
Total	$509	$490	$(244)	3.9%	%	308.6%	%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represent the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Consumer Bank

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Summary of operations
Net interest income (TE)	$696	$691	$632	.7%	%	10.1%	%
Noninterest income	252	244	233	3.3		8.2
Total revenue (TE)	948	935	865	1.4		9.6
Provision for credit losses	32	40	43	(20.0)		(25.6)
Noninterest expense	735	695	713	5.8		3.1
Income (loss) before income taxes (TE)	181	200	109	(9.5)		66.1
Allocated income taxes (benefit) and TE adjustments	44	48	26	(8.3)		69.2
Net income (loss) attributable to Key	$137	$152	$83	(9.9)%	%	65.1%	%

Average balances
Loans and leases	$34,683	$35,363	$37,567	(1.9)%	%	(7.7)%	%
Total assets	37,731	38,374	40,563	(1.7)		(7.0)
Deposits	87,738	87,692	87,476	.1		.3

Assets under management at period end	$69,964	$67,855	$61,361	3.1%	%	14.0%	%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Noninterest income
Trust and investment services income	$128	$124	$115	3.2%	%	11.3%	%
Service charges on deposit accounts	38	36	32	5.6		18.8
Cards and payments income	60	61	61	(1.6)		(1.6)
Consumer mortgage income	16	14	17	14.3		(5.9)
Other noninterest income	10	9	8	11.1		25.0
Total noninterest income	$252	$244	$233	3.3%	%	8.2%	%

Average deposit balances
Money market deposits	$35,390	$35,278	$31,968	.3%	%	10.7%	%
Demand deposits	22,879	22,604	22,442	1.2		1.9
Savings deposits	4,177	4,291	4,391	(2.7)		(4.9)
Time deposits	11,061	11,113	13,979	(.5)		(20.9)
Noninterest-bearing deposits	14,231	14,406	14,696	(1.2)		(3.2)
Total deposits	$87,738	$87,692	$87,476	.1%	%	.3%	%

Other data
Branches	940	942	943
Automated teller machines	1,120	1,152	1,182

Consumer Bank Summary of Operations (4Q25 vs. 4Q24)
•Key's Consumer Bank recorded net income attributable to Key of $137 million for the fourth quarter of 2025, compared to $83 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $64 million, or 10.1%, compared to the fourth quarter of 2024
•Average loans and leases decreased $2.9 billion, or 7.7%, from the fourth quarter of 2024, driven by intentional run-off of low-yielding loans
•Average deposits increased $262 million, or 0.3%, from the fourth quarter of 2024. The increase was driven by growth in money market deposits, offset by a decrease in time deposits
•Provision for credit losses decreased $11 million compared to the fourth quarter of 2024 driven by lower charge-offs and the impacts from ongoing loan run-off
•Noninterest income increased $19 million from the year-ago quarter, primarily driven by higher trust and investment services income
•Noninterest expense increased $22 million from the year-ago quarter, primarily driven by higher support and overhead expense

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Commercial Bank

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Summary of operations
Net interest income (TE)	$616	$587	$537	4.9%	%	14.7%	%
Noninterest income	493	427	464	15.5		6.3
Total revenue (TE)	1,109	1,014	1001	9.4		10.8
Provision for credit losses	73	68	(3)	7.4		N/M
Noninterest expense	512	482	515	6.2		(.6)
Income (loss) before income taxes (TE)	524	464	489	12.9		7.2
Allocated income taxes and TE adjustments	114	97	108	17.5		5.6
Net income (loss) attributable to Key	$410	$367	$381	11.7%	%	7.6%	%

Average balances
Loans and leases	$71,104	$70,326	$66,691	1.1%	%	6.6%	%
Loans held for sale	1,140	1,224	1,247	(6.9)		(8.6)
Total assets	80,357	79,733	76,433	0.8		5.1
Deposits	60,436	58,483	59,687	3.3		1.3

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

Dollars in millions				Change 4Q25 vs.
	4Q25	3Q25	4Q24	3Q25		4Q24
Noninterest income
Trust and investment services income	$28	$26	$27	7.7%	%	3.7%	%
Investment banking and debt placement fees	244	183	220	33.3		10.9
Cards and payments income	22	21	20	4.8		10.0
Service charges on deposit accounts	39	37	32	5.4		21.9
Corporate services income	75	69	67	8.7		11.9
Commercial mortgage servicing fees	67	73	67	(8.2)		—
Operating lease income and other leasing gains	9	10	15	(10.0)		(40.0)
Other noninterest income	9	8	16	12.5		(43.8)
Total noninterest income	$493	$427	$464	15.5%	%	6.3%	%

Commercial Bank Summary of Operations (4Q25 vs. 4Q24)
•Key's Commercial Bank recorded net income attributable to Key of $410 million for the fourth quarter of 2025, compared to $381 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $79 million, or 14.7%, compared to the fourth quarter of 2024
•Average loan and lease balances increased $4.4 billion, or 6.6%, compared to the fourth quarter of 2024, driven by an increase in commercial and industrial loans
•Average deposit balances increased $749 million compared to the fourth quarter of 2024, driven by higher client deposits
•Provision for credit losses increased $76 million compared to the fourth quarter of 2024, driven by higher loan balances and commitments
•Noninterest income increased $29 million compared to the fourth quarter of 2024, primarily driven by an increase in investment banking and debt placement fees and corporate services income
•Noninterest expense decreased $3 million compared to the fourth quarter of 2024, primarily driven by a decrease in other direct noninterest expense

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

*******************************************

KeyCorp's roots trace back more than 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $184 billion at December 31, 2025.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 950 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
216.689.4221
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2024 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on January 20, 2026. A replay of the call will be available on our website through January 20, 2027.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

KeyCorp
Fourth Quarter 2025
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	12/31/2025		9/30/2025		12/31/2024
Summary of operations
Net interest income (TE)	$1,223		$1,193		$1,061
Noninterest income	782		702		(196)
Total revenue (TE)	2,005		1,895		865
Provision for credit losses	108		107		39
Noninterest expense	1,241		1,177		1,229
Income (loss) from continuing operations attributable to Key	509		490		(244)
Income (loss) from discontinued operations, net of taxes	1		(1)		—
Net income (loss) attributable to Key	510		489		(244)

Income (loss) from continuing operations attributable to Key common shareholders	474		454		(279)
Income (loss) from discontinued operations, net of taxes	1		(1)		—
Net income (loss) attributable to Key common shareholders	475		453		(279)
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.43		$.41		$(.28)
Income (loss) from discontinued operations, net of taxes	—		—		—
Net income (loss) attributable to Key common shareholders (a)	.43		.41		(.28)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.43		.41		(.28)
Income (loss) from discontinued operations, net of taxes — assuming dilution	—		—		—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.43		.41		(.28)

Cash dividends declared	.205		.205		.205
Book value at period end	16.27		15.86		14.21
Tangible book value at period end	13.77		13.38		11.70
Market price at period end	20.64		18.69		17.14
Performance ratios
From continuing operations:
Return on average total assets	1.08%	%	1.04%	%	(.52)%	%
Return on average common equity	10.51		10.49		(7.80)
Return on average tangible common equity (b)	12.43		12.51		(9.69)
Net interest margin (TE)	2.82		2.75		2.41
Cash efficiency ratio (b)	61.6		61.8		141.3
From consolidated operations:
Return on average total assets	1.08%	%	1.04%	%	(.52)%	%
Return on average common equity	10.54		10.47		(7.80)
Return on average tangible common equity (b)	12.46		12.48		(9.69)
Net interest margin (TE)	2.81		2.74		2.41
Loan to deposit (c)	72.5		71.0		70.3
Capital ratios at period end
Key shareholders’ equity to assets	11.1%	%	10.7%	%	9.7%	%
Key common shareholders’ equity to assets	9.7		9.4		8.4
Tangible common equity to tangible assets (b)	8.4		8.1		7.0
Common Equity Tier 1 (d)	11.7		11.8		11.9
Tier 1 risk-based capital (d)	13.4		13.5		13.7
Total risk-based capital (d)	15.6		15.8		16.2
Leverage (d)	10.5		10.4		10.0
Asset quality — from continuing operations
Net loan charge-offs	$104		$114		$114
Net loan charge-offs to average loans	.39%	%	.42%	%	.43%	%
Allowance for loan and lease losses	$1,427		$1,444		$1,409
Allowance for credit losses	1,740		1,736		1,699
Allowance for loan and lease losses to period-end loans	1.34%	%	1.36%	%	1.35%	%
Allowance for credit losses to period-end loans	1.63		1.64		1.63
Allowance for loan and lease losses to nonperforming loans	232		219		186
Allowance for credit losses to nonperforming loans	283		264		224
Nonperforming loans at period-end	$615		$658		$758
Nonperforming assets at period-end	627		668		772
Nonperforming loans to period-end portfolio loans	.58%	%	.62%	%	.73%	%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.59		.63		.74
Trust assets
Assets under management	$69,964		$67,855		$61,361
Other data
Average full-time equivalent employees	17,396		17,414		16,810
Branches	940		942		944
Taxable-equivalent adjustment	$8		$9		$10

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2025		12/31/2024
Summary of operations
Net interest income (TE)	$4,671		$3,810
Noninterest income	2,842		809
Total revenue (TE)	7,513		4,619
Provision for credit losses	471		335
Noninterest expense	4,703		4,545
Income (loss) from continuing operations attributable to Key	1,828		(163)
Income (loss) from discontinued operations, net of taxes	1		2
Net income (loss) attributable to Key	1,829		(161)

Income (loss) from continuing operations attributable to Key common shareholders	1,685		(306)
Income (loss) from discontinued operations, net of taxes	1		2
Net income (loss) attributable to Key common shareholders	1,686		(304)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.53		$(.32)
Income (loss) from discontinued operations, net of taxes	—		—
Net income (loss) attributable to Key common shareholders (a)	1.53		(.32)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.52		(.32)
Income (loss) from discontinued operations, net of taxes — assuming dilution	—		—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.52		(.32)

Cash dividends paid	.82		.82

Performance ratios
From continuing operations:
Return on average total assets	.98%	%	(.09)%	%
Return on average common equity	9.92		(2.37)
Return on average tangible common equity (b)	11.85		(3.03)
Net interest margin (TE)	2.69		2.16
Cash efficiency ratio (b)	62.3		97.8

From consolidated operations:
Return on average total assets	.98%	%	(.09)%	%
Return on average common equity	9.92		(2.36)
Return on average tangible common equity (b)	11.85		(3.01)
Net interest margin (TE)	2.69		2.16

Asset quality — from continuing operations
Net loan charge-offs	$430		$440
Net loan charge-offs to average total loans	.41%	%	.41%	%

Other data
Average full-time equivalent employees	17,226		16,753

Taxable-equivalent adjustment	$35		$45
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 15 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2025, ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” "adjusted return on average tangible common equity," “pre-provision net revenue," "adjusted pre-provision net revenue," “cash efficiency ratio," "adjusted taxable-equivalent revenue," "adjusted noninterest income," "adjusted noninterest expense," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Adjusted return on average tangible common equity excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis. The adjusted cash efficiency ratio excludes significant or unusual items that management does not consider indicative of ongoing financial performance

Adjusted taxable-equivalent revenue or adjusted revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Adjusted noninterest income and adjusted noninterest expense are non-GAAP measures in that they exclude significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes these measures provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Adjusted operating leverage and fee-based adjusted operating leverage are non-GAAP performance measure in that it utilizes revenue on a tax-equivalent basis and adjusts revenue and expense for significant and unusual items. Management utilizes this measurement in analyzing performance and believes that adjusting for significant and unusual items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

	Three months ended						Twelve months ended
	12/31/2025		9/30/2025		12/31/2024		12/31/2025		12/31/2024
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$20,381		$20,102		$18,176
Less: Intangible assets	2,760		2,765		2,779
Preferred Stock (a)	2,446		2,446		2,446
Tangible common equity (non-GAAP)	$15,175		$14,891		$12,951
Total assets (GAAP)	$184,381		$187,409		$187,168
Less: Intangible assets	2,760		2,765		2,779
Tangible assets (non-GAAP)	$181,621		$184,644		$184,389
Tangible common equity to tangible assets ratio (non-GAAP)	8.36%	%	8.06%	%	7.02%	%
Average tangible common equity
Average Key shareholders' equity (GAAP)	$20,388		$19,664		$16,732		$19,493		$15,408
Less: Intangible assets (average)	2,762		2,767		2,783		2,769		2,793
Preferred stock (average)	2,500		2,500		2,500		2,500		2,500
Average tangible common equity (non-GAAP)	$15,126		$14,397		$11,449		$14,224		$10,115
Return on average tangible common equity from continuing operations
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$474		$454		$(279)		$1,685		$(306)
Average tangible common equity (non-GAAP)	15,126		14,397		11,449		14,224		10,115

Return on average tangible common equity from continuing operations (non-GAAP)	12.43%	%	12.51%	%	(9.69)%	%	11.85%	%	(3.03)%	%
Adjusted return on average tangible common equity from continuing operations
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$458		$450		$378		$1,665		$1,109
Adjusted return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	12.01%	%	12.40%	%	13.13%	%	11.71%	%	10.96%	%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$475		$453		$(279)		$1,686		$(304)
Average tangible common equity (non-GAAP)	15,126		14,397		11,449		14,224		10,115

Return on average tangible common equity consolidated (non-GAAP)	12.46%	%	12.48%	%	(9.69)%	%	11.85%	%	(3.01)%	%
Pre-provision net revenue
Net interest income (GAAP)	$1,215		$1,184		$1,051		$4,636		$3,765
Plus: Taxable-equivalent adjustment	8		9		10		35		45
Noninterest income (GAAP)	782		702		(196)		2,842		809
Less: Noninterest expense (GAAP)	1,241		1,177		1,229		4,703		4,545
Pre-provision net revenue from continuing operations (non-GAAP)	$764		$718		$(364)		$2,810		$74
Adjusted pre-provision net revenue
Pre-provision net revenue from continuing operations (non-GAAP)	$764		$718		$(364)		$2,810		$74
Plus: Selected items(b)	(21)		(5)		915		(26)		1,858
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$743		$713		$551		$2,784		$1,932

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended						Twelve months ended
	12/31/2025		9/30/2025		12/31/2024		12/31/2025		12/31/2024
Cash efficiency ratio and Adjusted cash efficiency ratio
Noninterest expense (GAAP)	$1,241		$1,177		$1,229		$4,703		$4,545
Less: Intangible asset amortization	5		5		7		20		29
Noninterest expense less intangible asset amortization (non-GAAP)	$1,236		$1,172		$1,222		$4,683		$4,516
Plus: Selected items (b)	21		5		3		26		(25)
Adjusted noninterest expense less intangible asset amortization (non-GAAP)	$1,257		$1,177		$1,225		$4,709		$4,491

Net interest income (GAAP)	$1,215		$1,184		$1,051		$4,636		$3,765
Plus: Taxable-equivalent adjustment	8		9		10		35		45
Net interest income TE (non-GAAP)	1,223		1,193		1,061		4,671		3,810
Noninterest income (GAAP)	782		702		(196)		2,842		809
Total taxable-equivalent revenue (non-GAAP)	$2,005		$1,895		$865		$7,513		$4,619
Plus: Selected items (b)	—		—		918		—		1,833
Adjusted taxable-equivalent revenue (non-GAAP)	$2,005		$1,895		$1,783		$7,513		$6,452

Cash efficiency ratio (non-GAAP)	61.6%	%	61.8%	%	141.3%	%	62.3%	%	97.8%	%

Adjusted cash efficiency ratio (non-GAAP)	62.7%	%	62.1%	%	68.8%	%	62.7%	%	69.6%	%
Adjusted taxable-equivalent revenue
Noninterest income (GAAP)	$782		$702		$(196)		$2,842		$809
Plus: Selected items(b)	—		—		918		—		1,836
Adjusted noninterest income (non-GAAP)	$782		$702		$722		$2,842		$2,645
Net interest income TE (non-GAAP)	1,223		1,193		1,061		4,671		3,810
Total adjusted taxable-equivalent revenue (non-GAAP)	$2,005		$1,895		$1,783		$7,513		$6,455
Adjusted noninterest expense
Noninterest expense (GAAP)	$1,241		$1,177		$1,229		$4,703		$4,545
Plus: Selected items(b)	21		5		3		26		(25)
Adjusted noninterest expense (non-GAAP)	$1,262		$1,182		$1,232		$4,729		$4,520
Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$474		$454		$(279)		$1,685		$(306)
Plus: Selected items (net of tax)(b)	(16)		(4)		657		(20)		1,415
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$458		$450		$378		$1,665		$1,109
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$.43		$.41		$(.28)		$1.52		$(.32)
Plus: EPS impact of selected items(b)	(.01)		—		.66		(.02)		1.48
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)(c)	$.41		$.41		$.38		$1.50		$1.16
Adjusted operating leverage and fee based adjusted operating leverage
Adjusted noninterest income (non-GAAP)							$2,842		$2,645
Adjusted noninterest income YoY Growth (A)							7.45%	%
Adjusted taxable-equivalent revenue (non-GAAP)							$7,513		6,455
Adjusted taxable-equivalent revenue YoY Growth (B)							16.39%	%
Adjusted noninterest expense (non-GAAP)							$4,729		4,520
Adjusted noninterest expense YoY Growth (C)							4.62%	%

Adjusted operating leverage (B - C)							11.77%	%
Adjusted fee-based operating leverage (A - C)							2.82%	%
(a)Net of capital surplus.
(b)Additional detail provided in Selected Items table on page 25.
(c)Earnings per share may not foot due to rounding.
GAAP = U.S. generally accepted accounting principles; TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Consolidated Balance Sheets
(Dollars in millions)

	12/31/2025	9/30/2025	12/31/2024
Assets
Loans	$106,541	$105,902	$104,260
Loans held for sale	1,077	998	797
Securities available for sale	39,596	40,456	37,707
Held-to-maturity securities	8,622	7,509	7,395
Trading account assets	1,061	972	1,283
Short-term investments	10,163	13,334	17,504
Other investments	949	921	1,041
Total earning assets	168,009	170,092	169,987
Allowance for loan and lease losses	(1,427)	(1,444)	(1,409)
Cash and due from banks	1,287	1,938	1,743
Premises and equipment	628	606	614
Goodwill	2,752	2,752	2,752
Other intangible assets	8	13	27
Corporate-owned life insurance	4,432	4,428	4,394
Accrued income and other assets	8,481	8,803	8,797
Discontinued assets	211	221	263
Total assets	$184,381	$187,409	$187,168

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$121,100	$122,425	$120,132
Noninterest-bearing deposits	27,613	28,340	29,628
Total deposits	148,713	150,765	149,760
Federal funds purchased and securities sold under repurchase agreements	13	10	14
Bank notes and other short-term borrowings	1,071	1,339	2,130
Accrued expense and other liabilities	4,286	4,276	4,983
Long-term debt	9,917	10,917	12,105
Total liabilities	164,000	167,307	168,992

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,035	6,002	6,038
Retained earnings	15,359	15,111	14,584
Treasury stock, at cost	(2,810)	(2,619)	(2,733)
Accumulated other comprehensive income (loss)	(1,960)	(2,149)	(3,470)
Key shareholders’ equity	20,381	20,102	18,176
Total liabilities and equity	$184,381	$187,409	$187,168

Common shares outstanding (000)	1,102,401	1,112,952	1,106,786

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Interest income
Loans	$1,439	$1,466	$1,448	$5,749	$6,026
Loans held for sale	18	18	20	61	60
Securities available for sale	388	408	353	1,599	1,142
Held-to-maturity securities	76	64	66	264	284
Trading account assets	12	11	16	56	61
Short-term investments	137	156	214	624	792
Other investments	8	8	15	33	62
Total interest income	2,078	2,131	2,132	8,386	8,427
Interest expense
Deposits	688	748	821	2,919	3,307
Federal funds purchased and securities sold under repurchase agreements	4	4	1	13	4
Bank notes and other short-term borrowings	9	14	24	84	164
Long-term debt	162	181	235	734	1,187
Total interest expense	863	947	1,081	3,750	4,662
Net interest income	1,215	1,184	1,051	4,636	3,765
Provision for credit losses	108	107	39	471	335
Net interest income after provision for credit losses	1,107	1,077	1,012	4,165	3,430
Noninterest income
Trust and investment services income	156	150	142	591	557
Investment banking and debt placement fees	243	184	221	780	688
Cards and payments income	84	86	85	337	331
Service charges on deposit accounts	78	75	65	295	261
Corporate services income	81	72	69	294	275
Commercial mortgage servicing fees	68	73	68	287	258
Corporate-owned life insurance income	40	35	36	140	138
Consumer mortgage income	16	14	16	58	58
Operating lease income and other leasing gains	9	11	15	43	76
Other income	7	8	(5)	23	23
Net securities gains (losses)	—	(6)	(908)	(6)	(1,856)
Total noninterest income	782	702	(196)	2,842	809
Noninterest expense
Personnel	790	742	734	2,917	2,714
Net occupancy	69	65	67	270	266
Computer processing	106	105	107	425	414
Business services and professional fees	61	44	55	193	174
Equipment	22	20	20	83	80
Operating lease expense	8	9	15	38	63
Marketing	28	22	33	95	94
Other expense	157	170	198	682	740
Total noninterest expense	1,241	1,177	1,229	4,703	4,545
Income (loss) from continuing operations before income taxes	648	602	(413)	2,304	(306)
Income taxes (benefit)	139	112	(169)	476	(143)
Income (loss) from continuing operations	509	490	(244)	1,828	(163)
Income (loss) from discontinued operations, net of taxes	1	(1)	—	1	2
Net income (loss)	$510	$489	$(244)	$1,829	$(161)

Income (loss) from continuing operations attributable to Key common shareholders	$474	$454	$(279)	$1,685	$(306)
Net income (loss) attributable to Key common shareholders	475	453	(279)	1,686	(304)
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.43	$.41	$(.28)	$1.53	$(.32)
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.43	.41	(.28)	1.53	(.32)
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.43	$.41	$(.28)	$1.52	$(.32)
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.43	.41	(.28)	1.52	(.32)

Cash dividends declared per common share	$.205	$.205	$.205	$.820	$.820

Weighted-average common shares outstanding (000)	1,095,171	1,100,830	986,829	1,098,558	949,561
Effect of common share options and other stock awards(b)	11,152	9,845	—	9,436	—
Weighted-average common shares and potential common shares outstanding (000) (c)	1,106,323	1,110,675	986,829	1,107,994	949,561
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Fourth Quarter 2025				Third Quarter 2025				Fourth Quarter 2024
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest (a)	Rate (a)		Balance	Interest (a)	Rate (a)		Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$57,541	$851	5.88%	%	$56,571	$858	6.02%	%	$52,887	$817	6.15%	%
Real estate — commercial mortgage	13,356	198	5.91		13,697	208	6.02		13,343	202	6.01
Real estate — construction	2,839	48	6.71		2,744	48	6.96		3,033	55	7.23
Commercial lease financing	2,302	21	3.73		2,385	22	3.62		2,826	24	3.51
Total commercial loans	76,038	1,118	5.84		75,397	1,136	5.98		72,089	1,098	6.07
Real estate — residential mortgage	18,853	157	3.33		19,140	160	3.34		19,990	166	3.32
Home equity loans	5,780	80	5.47		5,934	84	5.65		6,445	93	5.75
Other consumer loans	4,715	61	5.15		4,825	63	5.17		5,256	67	5.08
Credit cards	930	31	13.24		931	32	13.50		931	34	14.36
Total consumer loans	30,278	329	4.33		30,830	339	4.38		32,622	360	4.40
Total loans	106,316	1,447	5.41		106,227	1,475	5.51		104,711	1,458	5.55
Loans held for sale	1,234	18	5.84		1,291	18	5.81		1,327	20	6.05
Securities available for sale (b), (e)	39,785	388	3.67		40,310	408	3.77		37,952	353	3.38
Held-to-maturity securities (b)	8,056	76	3.78		7,168	64	3.59		7,541	66	3.50
Trading account assets	961	12	4.79		922	11	4.61		1,215	16	4.98
Short-term investments	13,603	137	4.01		13,463	156	4.60		17,575	214	4.83
Other investments (e)	935	8	3.09		966	8	3.29		1,045	15	5.72
Total earning assets	170,890	2,086	4.79		170,347	2,140	4.92		171,366	2,142	4.87
Allowance for loan and lease losses	(1,435)				(1,443)				(1,486)
Accrued income and other assets	17,562				18,234				17,308
Discontinued assets	215				227				268
Total assets	$187,232				$187,365				$187,456
Liabilities
Money market deposits	$42,442	$246	2.30%	%	$41,953	$265	2.51%	%	$40,676	$283	2.77%	%
Demand deposits	61,541	319	2.06		60,597	346	2.26		57,653	341	2.35
Savings deposits	4,358	1.05			4,478	1.05			4,635	1.07
Time deposits	13,857	122	3.48		15,239	136	3.54		17,641	196	4.43
Total interest-bearing deposits	122,198	688	2.23		122,267	748	2.43		120,605	821	2.71
Federal funds purchased and securities sold under repurchase agreements	413	4	3.80		368	4	4.32		84	1	3.99
Bank notes and other short-term borrowings	1,072	9	3.23		1,372	14	3.91		1,832	24	5.19
Long-term debt (f)	10,274	162	6.27		11,071	181	6.53		13,984	235	6.70
Total interest-bearing liabilities	133,957	863	2.56		135,078	947	2.78		136,505	1,081	3.15
Noninterest-bearing deposits	28,512				28,107				29,128
Accrued expense and other liabilities	4,160				4,289				4,823
Discontinued liabilities (f)	215				227				268
Total liabilities	$166,844				$167,701				$170,724
Equity
Total equity	$20,388				$19,664				$16,732
Total liabilities and equity	$187,232				$187,365				$187,456
Interest rate spread (TE)			2.23%	%			2.14%	%			1.72%	%
Net interest income (TE) and net interest margin (TE)		$1,223	2.82%	%		$1,193	2.75%	%		$1,061	2.41%	%
TE adjustment (b)		8				9				10
Net interest income, GAAP basis		$1,215				$1,184				$1,051
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $211 million, $214 million, and $216 million of assets from commercial credit cards for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $42.1 billion, $43.1 billion, and $41.8 billion for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively. Yield based on the fair value of securities available for sale was 3.90%, 4.05%, and 3.73% for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Twelve months ended December 31, 2025				Twelve months ended December 31, 2024
	Average		Yield/		Average		Yield/
	Balance	Interest (a)	Rate (a)		Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,877	$3,347	5.99%	%	$53,951	$3,378	6.26%	%
Real estate — commercial mortgage	13,358	798	5.97		14,080	873	6.20
Real estate — construction	2,840	195	6.87		3,042	227	7.48
Commercial lease financing	2,465	88	3.61		3,087	105	3.41
Total commercial loans	74,540	4,428	5.94		74,160	4,583	6.18
Real estate — residential mortgage	19,291	644	3.34		20,382	674	3.31
Home equity loans	6,012	336	5.59		6,729	398	5.92
Other consumer loans	4,892	250	5.11		5,519	278	5.04
Credit cards	925	126	13.55		934	138	14.78
Total consumer loans	31,120	1,356	4.35		33,564	1,488	4.43
Total loans	105,660	5,784	5.47		107,724	6,071	5.64
Loans held for sale	1,029	61	5.97		979	60	6.11
Securities available for sale (b), (e)	40,034	1,599	3.73		37,127	1,142	2.71
Held-to-maturity securities (b)	7,386	264	3.58		7,980	284	3.56
Trading account assets	1,108	56	5.02		1,175	61	5.16
Short-term investments	14,355	624	4.35		14,846	792	5.33
Other investments (e)	963	33	3.38		1,177	62	5.25
Total earning assets	170,535	8,421	4.86		171,008	8,472	4.81
Allowance for loan and lease losses	(1,426)				(1,515)
Accrued income and other assets	17,655				17,322
Discontinued assets	233				296
Total assets	$186,997				$187,111
Liabilities
Money market deposits	$42,247	$1,062	2.52%	%	$39,525	$1,146	2.90%	%
Other demand deposits	59,203	1,284	2.17		56,130	1,402	2.50
Savings deposits	4,518	4.05			5,010	7.14
Time deposits	15,323	569	3.72		16,497	752	4.56
Total interest-bearing deposits	121,291	2,919	2.41		117,162	3,307	2.82
Federal funds purchased and securities sold under repurchase agreements	325	13	4.12		103	4	4.35
Bank notes and other short-term borrowings	1,996	84	4.20		2,984	164	5.49
Long-term debt (f)	11,298	734	6.50		17,279	1,187	6.87
Total interest-bearing liabilities	134,910	3,750	2.78		137,528	4,662	3.39
Noninterest-bearing deposits	27,985				28,993
Accrued expense and other liabilities	4,376				4,886
Discontinued liabilities (f)	233				296
Total liabilities	$167,504				$171,703
Equity
Total equity	$19,493				$15,408
Total liabilities and equity	$186,997				$187,111
Interest rate spread (TE)			2.08%	%			1.42%	%
Net interest income (TE) and net interest margin (TE)		$4,671	2.69%	%		$3,810	2.16%	%
TE adjustment (b)		35				45
Net interest income, GAAP basis		$4,636				$3,765

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended December 31, 2025, and December 31, 2024, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $214 million and $215 million of assets from commercial credit cards for the twelve months ended December 31, 2025, and December 31, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $42.9 billion and $42.2 billion for the twelve months ended December 31, 2025, and December 31, 2024, respectively. Yield based on the fair value of securities available for sale was 3.99% and 3.08% for the twelve months ended December 31, 2025, and December 31, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Noninterest Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Personnel (a)	$790	$742	$734	$2,917	$2,714
Net occupancy	69	65	67	270	266
Computer processing	106	105	107	425	414
Business services and professional fees	61	44	55	193	174
Equipment	22	20	20	83	80
Operating lease expense	8	9	15	38	63
Marketing	28	22	33	95	94
Other expense	157	170	198	682	740
Total noninterest expense	$1,241	$1,177	$1,229	$4,703	$4,545
Average full-time equivalent employees (b)	17,396	17,414	16,810	17,226	16,753
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Salaries and contract labor	$446	$437	$418	$1,715	$1,609
Incentive and stock-based compensation	205	190	197	721	661
Employee benefits	131	112	119	460	442
Severance	8	3	—	21	2
Total personnel expense	$790	$742	$734	$2,917	$2,714

Loan Composition
(Dollars in millions)

				Change 12/31/2025 vs.
	12/31/2025	9/30/2025	12/31/2024	9/30/2025		12/31/2024
Commercial and industrial (a), (b)	$57,688	$56,791	$52,909	1.6%	%	9.0%	%
Commercial real estate:
Commercial mortgage	13,707	13,378	13,310	2.5		3.0
Construction	2,844	2,817	2,936	1.0		(3.1)
Total commercial real estate loans	16,551	16,195	16,246	2.2		1.9
Commercial lease financing (b)	2,270	2,333	2,736	(2.7)		(17.0)
Total commercial loans	76,509	75,319	71,891	1.6		6.4
Real estate — residential mortgage	18,732	19,008	19,886	(1.5)		(5.8)
Home equity loans	5,703	5,863	6,358	(2.7)		(10.3)
Other consumer loans	4,644	4,779	5,167	(2.8)		(10.1)
Credit cards	953	933	958	2.1		(.5)
Total consumer loans	30,032	30,583	32,369	(1.8)		(7.2)
Total loans (c), (d)	$106,541	$105,902	$104,260	.6%	%	2.2%	%
(a)Loan balances include $205 million, $212 million, and $212 million of commercial credit card balances at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $211 million at December 31, 2024. Commercial lease financing includes receivables held as collateral for a secured borrowing of $1 million, $1 million, and $3 million at December 31, 2025, September 30, 2025, and December 31, 2024, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $205 million at December 31, 2025, $216 million at September 30, 2025, and $257 million at December 31, 2024, related to the discontinued operations of the education lending business.
(d)Accrued interest of $459 million, $472 million, and $456 million at December 31, 2025, September 30, 2025, and December 31, 2024, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 12/31/2025 vs.
	12/31/2025	9/30/2025	12/31/2024	9/30/2025		12/31/2024
Commercial and industrial	$167	$130	$88	28.5%	%	89.8%	%
Real estate — commercial mortgage	761	806	616	(5.6)		23.5
Real estate — residential mortgage	149	62	93	140.3		60.2
Total loans held for sale	$1,077	$998	$797	7.9%	%	35.1%	%

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	4Q25	3Q25	2Q25	1Q25	4Q24
Balance at beginning of period	$998	$530	$811	$797	$1,058
New originations	3,356	3,471	1,806	1,840	2,915
Transfers from (to) held to maturity, net	(35)	—	(71)	6	—
Loan sales	(3,232)	(2,956)	(2,012)	(1,695)	(3,039)
Loan draws (payments), net	(10)	(42)	(1)	(138)	(136)
Valuation and other adjustments	—	(5)	(3)	1	(1)
Balance at end of period	$1,077	$998	$530	$811	$797

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended						Twelve months ended
	12/31/2025		9/30/2025		12/31/2024		12/31/2025		12/31/2024
Average loans outstanding	$106,316		$106,227		$104,711		$105,660		$107,724
Allowance for loan and lease losses at the beginning of the period	$1,444		$1,446		$1,494		$1,409		$1,508
Loans charged off:
Commercial and industrial	69		87		84		312		363

Real estate — commercial mortgage	25		27		18		94		40
Real estate — construction	—		—		—		—		—
Total commercial real estate loans	25		27		18		94		40
Commercial lease financing	4		—		1		6		7
Total commercial loans	98		114		103		412		410
Real estate — residential mortgage	1		—		1		2		3
Home equity loans	1		—		—		2		2
Other consumer loans	14		15		15		56		64
Credit cards	10		11		12		45		47
Total consumer loans	26		26		28		105		116
Total loans charged off	124		140		131		517		526
Recoveries:
Commercial and industrial	7		21		12		57		58

Real estate — commercial mortgage	6		—		—		7		2
Real estate — construction	—		—		—		—		—
Total commercial real estate loans	6		—		—		7		2
Commercial lease financing	—		—		—		—		5
Total commercial loans	13		21		12		64		65
Real estate — residential mortgage	1		1		1		4		5
Home equity loans	1		—		—		3		2
Other consumer loans	2		2		2		8		8
Credit cards	3		2		2		8		6
Total consumer loans	7		5		5		23		21
Total recoveries	20		26		17		87		86
Net loan charge-offs	(104)		(114)		(114)		(430)		(440)
Provision (credit) for loan and lease losses	87		112		29		448		341
Allowance for loan and lease losses at end of period	$1,427		$1,444		$1,409		$1,427		$1,409

Liability for credit losses on lending-related commitments at beginning of period	$292		$297		$280		$290		$296
Provision (credit) for losses on lending-related commitments	21		(5)		10		23		(6)
Other	—		—		—		—		—
Liability for credit losses on lending-related commitments at end of period (a)	$313		$292		$290		$313		$290

Total allowance for credit losses at end of period	$1,740		$1,736		$1,699		$1,740		$1,699

Net loan charge-offs to average total loans	.39%	%	.42%	%	.43%	%	.41%	%	.41%	%
Allowance for loan and lease losses to period-end loans	1.34		1.36		1.35		1.34		1.35
Allowance for credit losses to period-end loans	1.63		1.64		1.63		1.63		1.63
Allowance for loan and lease losses to nonperforming loans	232		219		186		232		186
Allowance for credit losses to nonperforming loans	283		264		224		283		224

Discontinued operations — education lending business:
Loans charged off	$1		$1		$1		$3		$4
Recoveries	—		1		—		1		1
Net loan charge-offs	$(1)		$—		$(1)		$(2)		$(3)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	4Q25		3Q25		2Q25		1Q25		4Q24
Net loan charge-offs	$104		$114		$102		$110		$114
Net loan charge-offs to average total loans	.39%	%	.42%	%	.39%	%	.43%	%	.43%	%
Allowance for loan and lease losses	$1,427		$1,444		$1,446		$1,429		$1,409
Allowance for credit losses (a)	1,740		1,736		1,743		1,707		1,699
Allowance for loan and lease losses to period-end loans	1.34%	%	1.36%	%	1.36%	%	1.36%	%	1.35%	%
Allowance for credit losses to period-end loans	1.63		1.64		1.64		1.63		1.63
Allowance for loan and lease losses to nonperforming loans	232		219		208		208		186
Allowance for credit losses to nonperforming loans	283		264		250		249		224
Nonperforming loans at period end	$615		$658		$696		$686		$758
Nonperforming assets at period end	627		668		707		700		772
Nonperforming loans to period-end portfolio loans	.58%	%	.62%	%	.65%	%	.65%	%	.73%	%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.59		.63		.66		.67		.74

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	12/31/2025		9/30/2025		6/30/2025		3/31/2025		12/31/2024
Commercial and industrial	$256		$253		$280		$288		$322

Real estate — commercial mortgage	157		214		226		206		243
Real estate — construction	—		—		—		—		—
Total commercial real estate loans	157		214		226		206		243
Commercial lease financing	7		—		—		—		—
Total commercial loans	420		467		506		494		565
Real estate — residential mortgage	104		98		95		94		92
Home equity loans	80		82		84		87		89
Other Consumer loans	4		4		4		4		5
Credit cards	7		7		7		7		7
Total consumer loans	195		191		190		192		193
Total nonperforming loans (a)	615		658		696		686		758
OREO	9		10		11		14		14
Nonperforming loans held for sale	3		—		—		—		—
Total nonperforming assets	$627		$668		$707		$700		$772
Accruing loans past due 90 days or more	$99		$110		$74		$86		$90
Accruing loans past due 30 through 89 days	220		254		266		281		206
Nonperforming assets from discontinued operations — education lending business	2		2		2		1		2
Nonperforming loans to period-end portfolio loans	.58%	%	.62%	%	.65%	%	.65%	%	.73%	%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.59		.63		.66		.67		.74

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	4Q25	3Q25	2Q25	1Q25	4Q24
Balance at beginning of period	$658	$696	$686	$758	$728
Loans placed on nonaccrual status	248	210	233	170	309
Charge-offs	(124)	(140)	(127)	(126)	(131)
Loans sold	(7)	(13)	—	—	(13)
Payments	(124)	(68)	(74)	(57)	(111)
Transfers to OREO	(1)	(1)	(1)	(2)	(2)
Loans returned to accrual status	(35)	(26)	(21)	(57)	(22)
Balance at end of period	$615	$658	$696	$686	$758

KeyCorp Reports Fourth Quarter 2025 Results
January 20, 2026

Line of Business Results
(Dollars in millions)
											Change 4Q25 vs.
	4Q25		3Q25		2Q25		1Q25		4Q24		3Q25		4Q24
Consumer Bank
Summary of operations
Total revenue (TE)	$948		$935		$912		$872		$865		1.4%	%	9.6%	%
Provision for credit losses	32		40		55		43		43		(20.0)		(25.6)
Noninterest expense	735		695		696		676		713		5.8		3.1
Net income (loss) attributable to Key	137		152		122		116		83		(9.9)		65.1
Average loans and leases	34,683		35,363		36,137		36,819		37,567		(1.9)		(7.7)
Average deposits	87,738		87,692		88,002		88,306		87,476		.1		.3
Net loan charge-offs	49		49		40		52		63		—		(22.2)
Net loan charge-offs to average total loans	.56%	%	.55%	%	.44%	%	.57%	%	.67%	%	1.8		(16.4)
Nonperforming assets at period end	$201		$197		$196		$201		$201		2.0		—
Return on average allocated equity	18.87%	%	20.19%	%	16.20%	%	15.15%	%	10.24%	%	(6.5)		84.3

Commercial Bank
Summary of operations
Total revenue (TE)	$1,109		$1,014		$974		$942		$1001		9.4%	%	10.8%	%
Provision for credit losses	73		68		84		75		(3)		7.4		N/M
Noninterest expense	512		482		449		462		515		6.2		(.6)
Net income (loss) attributable to Key	410		367		349		321		381		11.7		7.6
Average loans and leases	71,104		70,326		69,087		67,056		66,691		1.1		6.6
Average loans held for sale	1,140		1,224		707		754		1,247		(6.9)		(8.6)
Average deposits	60,436		58,483		55,886		57,436		59,687		3.3		1.3
Net loan charge-offs	53		64		62		57		52		(17.2)		1.9
Net loan charge-offs to average total loans	.30%	%	.36%	%	.36%	%	.34%	%	.31%	%	(16.7)		(3.2)
Nonperforming assets at period end	$426		$471		$511		$499		$571		(9.6)		(25.4)
Return on average allocated equity	16.33%	%	14.87%	%	14.45%	%	13.80%	%	15.62%	%	9.8		4.5
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(c), (e)
Three months ended December 31, 2025
FDIC special assessment (other expense)(d)	$21	$16	$0.01
Three months ended September 30, 2025
FDIC special assessment (other expense)(d)	5	4	—
Three months ended June 30, 2025
No items	—	—	—
Three months ended March 31, 2025
No items	—	—	—
Three months ended December 31, 2024
Loss on sale of securities(b)	(915)	(657)	(0.66)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	3	2	—
Three months ended September 30, 2024
Loss on sale of securities(b)	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)

Year to date results
Twelve months ended December 31, 2025
FDIC special assessment (other expense)(d)	$26	$20	$0.02
Twelve months ended December 31, 2024
Loss on sale of securities	(1,833)	(1,394)	(1.45)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	(25)	(19)	(0.02)

(a)Favorable (unfavorable) impact.
(b)After-tax loss on sale of securities for the three months ended September 30, 2024 adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments recorded in the fourth quarter of 2024.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(e)Earnings per share may not foot due to rounding.